Exhibit 10.1

AMENDMENT NO. 2 TO LICENSE AND SERVICES AGREEMENT

This AMENDMENT NO. 2 TO LICENSE AND SERVICES AGREEMENT (herein referred to as “Amendment No. 2”) is made effective September 15, 2014 (the “Amendment No. 2 Effective Date”), by and between Ultragenyx Pharmaceutical Inc. (herein referred to as “Ultragenyx”), a Delaware Corporation, and The Buck Institute for Research on Aging, an independent non-profit research organization organized under the laws of California (“Buck”), each herein referred to individually as “Party” and collectively as “Parties”.

Whereas, Ultragenyx and Buck are Parties to the Agreement (as defined below), pursuant to which Ultragenyx has rights to use certain Buck facilities, specifically laboratory and write-up space; and

Whereas, the Parties now desire to amend the Agreement to provide for Ultragenyx’s use of an expanded laboratory, tissue culture, storage, write-up and office area with additional expansion office space.

Now, Therefore, the Parties agree as follows:

1.

This Amendment No. 2 shall serve as an amendment to that certain License and Services Agreement, effective September 24, 2010, by and between Buck and Ultragenyx, as amended by that certain Amendment No. 1 to License and Services Agreement, effective September 4, 2012, by and between Buck and Ultragenyx (as so amended, the “Agreement”).  Except as expressly modified hereby, the Agreement shall continue in full force according to its terms.  Capitalized terms not otherwise defined in this Amendment No. 2 shall have the meaning ascribed to such term in the Agreement.

2.	Recital C of the Agreement shall be deleted in its entirety and replaced with the following:

C.Ultragenyx wishes to procure access at the Facility to certain laboratory space in Building G of the Facility, Fourth Floor, as shown on the attached Exhibit “A” as “Licensed Lab Space” and also have a right of first refusal to license the “Phase 2 Space” also shown in Exhibit “A” in order to conduct research and facilitate its therapeutic development programs; and

3.	Section 2 of the Agreement shall be deleted in its entirety and replaced with the following:

“Term.  The term of this Agreement (“Term”) shall be for five (5) years from the Amendment No. 2 Effective Date, except that (i) either party may terminate this Agreement upon one year’s prior written notice without cause and purely out of convenience of such party; and (ii) either party may terminate this Agreement for cause upon a breach as specified below.  Within ninety (90) days prior to the expiry of the Term, the Parties may extend the Term by an additional twelve (12) months (the “Extension”) by written extension.  The Parties may exercise the Extension for up to three (3) consecutive years.”

AMENDMENT NO. 2 TO LICENSE AND SERVICES AGREEMENT

4.	The first sentence of the second paragraph of Section 3 is hereby deleted and replaced in its entirety with the following:

“Ultragenyx proposes to pursue laboratory research within the Licensed Lab Space and place twenty (20) (or more, as approved and trained by Buck in environmental safety, fire codes and provisioned with Facility-access key cards) staff/employees (“Agents”) at the Facility to conduct research for Ultragenyx, and these Agents will require access to the following (i) parking at the Facility parking lot; (ii) the Licensed Lab Space; and (iii) the Amenities, to the extent these are available.”

5.	After the first sentence of the second paragraph of Section 4(a) add: “All laboratory work conducted within the Exclusive Space is limited to Biosafety Level 2 (BSL 2).”

6.	Paragraph 4(d) shall be deleted in its entirety and replaced with:

“(d)Subject to the payment of the License Fees described in Section 6, below, and to the terms and conditions of this Agreement, for the duration of the Term, Buck hereby grants to Ultragenyx an exclusive license to use the equipment identified in Exhibit B (“Licensed Equipment”).  Ultragenyx shall maintain the exclusive equipment at its sole cost and expense and pay for any damage to Buck’s equipment suffered as a result of its use or use by its Agent(s) or invitees, excluding ordinary wear and tear.  Buck is under no obligation to furnish or to replace or repair any Buck equipment.”

7.The following shall be added as Section 4(e):

“(e)Ultragenyx shall have the right of first refusal at any time during the Term to license all of the Phase 2 Space on the same terms and conditions as contained in this Agreement (and coterminous with the Term) at a fee of $73,872 per annum (“ROFR”).  Ultragenyx may exercise the ROFR by providing Buck ninety (90) days’ prior written notice of its intent to license the Phase 2 Space or part thereof.  The parties shall enter into an amendment to this Agreement or new agreement, as appropriate, to reflect the license of the Phase 2 Space on such terms within such ninety day period.  If during the Term and prior to the exercise of the Extension by Ultragenyx, a potential tenant, other than Buck itself, (“Potential Tenant”) expresses definitive written interest in licensing or leasing part or all of the Expansion Space, Buck will send written notice to Ultragenyx.  Ultragenyx shall have sixty (60) days after receipt of such notice to exercise the ROFR.  If Ultragenyx does not exercise the ROFR within such 60 day period, the ROFR will be considered terminated and Ultragenyx will have no further contractual right to the Phase 2 Space.”

8.	In Section 6 of the Agreement, $60,000 and $5,000.00 are hereby deleted and replaced with the numbers $305,000.00 and $25,416.67, respectively.
9.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety with Attachment No. 1 hereto.

AMENDMENT NO. 2 TO LICENSE AND SERVICES AGREEMENT

10.	Exhibit B of the Agreement is hereby deleted and replaced in its entirety with Attachment No. 2 hereto.
11.	Exhibit C of the Agreement is hereby deleted and replaced in its entirety with Attachment No. 3 hereto.
11.	This Amendment No. 2 shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, successors, trustees, transferees and assigns.
12.	This Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Amendment No. 2 to be executed and delivered by their proper and duly authorized officers effective on the Amendment No. 2 Effective Date.

Ultragenyx Pharmaceutical Inc.	Buck Institute for Research on Aging

By:  /s/ Shalini SharpBy:  /s/ Remy Gross, III

Printed Name: Shalini SharpPrinted Name: Remy Gross, III

Title: Chief Financial OfficerTitle: Vice President, Business Development

AMENDMENT NO. 2 TO LICENSE AND SERVICES AGREEMENT

Attachment No. 1

EXHIBIT A - Buck Institute Facility & Licensed Lab Space

Bldg G, 4th Floor

“Licensed Lab Space”

AMENDMENT NO. 2 TO LICENSE AND SERVICES AGREEMENT

Attachment No. 2

EXHIBIT B

This Exhibit Intentionally Left Blank

AMENDMENT NO. 2 TO LICENSE AND SERVICES AGREEMENT

Attachment No. 3

EXHIBIT C – LICENSED EQUIPMENT

Item	Quantity
Thermo RT+Centrifuge/Rotors	1
Applied Bio 7900 Fast Time PCR	1
BioSafety Cabinets (TC Hoods)	8
CO2 Incubators	5
External Vacuum Systems	8
IEC Thermo C12 Centriguges	2
RO/DI Water System	1
Deli Fridge, VWR	1
Total